EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-30454, 333-46904 and 333-122714 of Delta Air Lines, Inc. on Form S-8 of our report dated June 24, 2005, appearing in this Annual Report on Form 11-K of Delta Family-Care Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 24, 2005